Exhibit 3.1

                                                         Filed # C9551-99
                                                            MAR 09 2004

  (Secretary OF State Logo)                               IN THE OFFICE OF
                                                            DEAN MILLER
                                                 DEAN MILLER, SECRETARY OF STATE

                           Certificate of Amendment

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation: Electronic Identification, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1: Change name to Manakoa Services Corporation

ARTICLE V: Change the authorized  capital to 200,000,000  shares of common stock and 25,000,000 shares of preferred stock


3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 5,137,892 (61%).

4. Effective date of filing (optional):

5. Officer Signature (required): /s/ Bradley C. Partridge
                                 -------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause filing to be rejected.

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                         Certificate of Amendment to the
                          Articles of Incorporation of
                         ELECTRONIC IDENTIFICATION, INC.
                      (n/k/a Manakoa Services Corporation)

     Pursuant to Nevada Revised Statutes Sections 78.385 and 78.390, Electronic Identification, Inc. (the "Corporation"), a Nevada corporation, does hereby certify as follows:

1.   Name of Corporation:
     --------------------

     ELECTRONIC IDENTIFICATION, INC. (n/k/a Manakoa Services Corporation)

2.   The Articles of Incorporation have been amended as follows:
     -----------------------------------------------------------

     Articles I and V of the Articles of Incorporation of Electronic Identification, Inc. (n/k/a Manakoa Services Corporation) have been amended and restated in accordance with the Amended and Restated Articles I and V of the Articles of Incorporation attached hereto as Exhibit A and incorporated herein by reference.

3.   Resolution of the Board of Directors:
     -------------------------------------

     Pursuant to a Unanimous Written Consent of the Board of Directors of the Corporation, a resolution was duly adopted setting forth the proposed amendments to the Articles of Incorporation, declaring said amendments to be advisable and in the best interest of the Corporation, approving the form of Amended and Restated Articles I and V of the Articles of Incorporation attached hereto as Exhibit A, and recommending that the stockholders of the Corporation vote in favor of such amendments.

4.   Approval by the Stockholders:
     -----------------------------

     The vote by which the stockholders holding shares in the Corporation entitled them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation, have voted in favor of the Amended and Restated Articles of Incorporation is as follows:

     Stockholders holding 5,137,892 shares in the Corporation approved the Amended and Restated Articles I and V of the Articles of Incorporation, which shares represent Sixty-One percent (61%) of the voting power entitled to vote thereon.



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DATED this 3 day of March, 2004.

                                      ELECTRONIC IDENTIFICATION, INC.

                                     (n/k/a Manakoa Services Corporation)

                                     /s/ Bradley C. Partridge
                                     ----------------------------------------
                                     By: Bradley C. Partridge
                                         Its:  President

                                     By:
                                     -----------------------------------------
                                         Its:  Secretary

State of Washington                 )
                                    )  ss.
County of King                      )

     On March 3, 2004 personally appeared before me, a Notary Public, Bradley C. Partridge, President of Electronic Identification, Inc., who acknowledged that they executed the above instrument.

                                           /s/ Jih-Jen J. King
                                           ------------------------------------
                                           Notary Public in and for the state of
         (Notary stamp or seal)            Washington, residing at
                                           Sammamish
                                           My commission expires 9-9-04

DATED this 3 day of March, 2004.


                                      ELECTRONIC IDENTIFICATION, INC.
                                     (n/k/a Manakoa Services Corporation)

                                     By:
                                     ------------------------------------------
                                         Its:  President

                                     By: Tina Hanson
                                     ------------------------------------------
                                         Its:  Secretary

State of Washington                 )
                                    )  ss.
County of King                      )

     On March 3, 2003, personally appeared before me, a Notary Public, Tina Hanson, Secretary of Electronic Identification, Inc., who acknowledged that they executed the above instrument.

                                           /s/ Blanca E Chavarria,
                                           ------------------------------------
                                           Notary Public in and for the state of
         (Notary stamp or seal)            Washington, residing at
                                           Pasco
                                           My commission expires 08/25/07

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                                    EXHIBIT A

                              AMENDED AND RESTATED
                             ARTICLES I AND V OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                          MANAKOA SERVICES CORPORATION
                     (f/k/a Electronic Identification, Inc.)



     MANAKOA SERVICES CORPORATION (f/k/a Electronic Identification, Inc.), a corporation organized under the laws of the State of Nevada on April 20, 1999, hereby amends and restates Articles I and V of its Articles of Incorporation pursuant to the provisions of Nevada Revised Statutes Sections 78.385, 78.390 and 78.403.1.

     The Articles I and V of the Articles of Incorporation of the Corporation are hereby amended and restated as follows:

                                Article I - Name

         The name of this Corporation is:  MANAKOA SERVICES CORPORATION.

                         Article V - Authorized Capital

     Section 1. This Corporation is authorized to issue two classes of capital stock, referred to as Common Stock and Preferred Stock, each with par value of $0.001 per share. This Corporation shall be authorized to issue a maximum of Two Hundred Million (200,000,000) shares of Common Stock, and a maximum of Twenty-Five Million (25,000,000) shares of Preferred Stock.

     Section 2. The holders of stock designated "Common Stock" are entitled to one (1) vote for each share held. The Board of Directors may issue the Common Stock from time-to-time.

     Section 3. The Board of Directors is hereby authorized to provide for the issuance of Preferred Stock in one or more series from time to time in any manner permitted by law, and may by resolution providing for the issuance thereof, determine and state the designations, preferences, limitations, terms, and relative rights (including without limitation, such matters as dividends, redemption, liquidation, conversion and voting) associated with each series of Preferred Stock, without additional shareholder approval. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

     Section 4. The capital stock of the Corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid and non-assessable.


     The foregoing amendment and restatement of Articles I and V of the Articles of Incorporation was duly adopted by stockholders representing a majority of the


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Article V - Authorized Capital - continued

outstanding shares of the Corporation entitled to vote thereon pursuant to shareholder action taken in lieu of a shareholder meeting, as authorized under Nevada Revised Statutes Section 78.320.2

     IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of March, 2004.


                                                    MANAKOA SERVICES CORPORATION

                                                    By: Bradley C. Partridge
                                                    ----------------------------
                                                        Bradley C. Partridge
                                                        It's President / CEO

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